Exhibit 99.1

FOR IMMEDIATE RELEASE:
May 20, 2021

Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Keith Gaub
1-973-443-2777 (o)	1-973-822-7154 (o)
kristen.seely@zoetis.com	keith.gaub@zoetis.com

Zoetis Announces Results of Its Annual Meeting of Shareholders;
Board Declares Third Quarter 2021 Dividend

PARSIPPANY, N.J. – May 20, 2021 - Zoetis Inc. (NYSE:ZTS) today announced the results of shareholder voting at its 2021 Annual Meeting of Shareholders and provided details on its third quarter 2021 dividend.

Virtual Annual Meeting of Shareholders
Zoetis held a virtual annual meeting today, with Chairman Michael B. McCallister presiding over the business portion of the meeting and shareholder voting. Chief Executive Officer Kristin Peck discussed the company’s strong performance in 2020 resulting from the resilience of Zoetis colleagues and the essential nature of the company’s animal health products. “We achieved operational revenue growth of 9% and grew adjusted net income 10% operationally in 2020. We also generated a strong cash flow that enabled us to protect jobs, ensure the safety of our colleagues, maintain reliable supply for customers, continue investing in our long-term growth plans, and return excess capital to our shareholders,” said Peck.

Peck also discussed several highlights from the last year, including new innovations in the company’s companion animal portfolio such as Simparica Trio®; growth in key markets outside the U.S., including Brazil and China; accelerated sales of diagnostic products; and publication of the company’s long-term Sustainability goals.

Looking ahead, Peck said, “I am pleased to say we are off to a very strong start in 2021 and recently raised guidance for the full year based on continued confidence in our diverse portfolio, our pipeline of innovations, and the catalysts we see in petcare, diagnostics and our high-growth international markets.”

Shareholder Voting Results The results of shareholder voting from the meeting were as follows:
•Sanjay Khosla, Antoinette R. Leatherberry, Willie M. Reed and Linda Rhodes have been elected as directors for three-year terms.
•Shareholders approved, on an advisory basis, the compensation of the company’s named executive officers.
•Shareholders ratified and approved the selection of KPMG LLP as the company’s independent registered public accounting firm for fiscal year 2021.
•Shareholders approved a shareholder proposal that asks Zoetis’ Board of Directors to replace the supermajority voting provisions in the company’s organizational documents with a simple majority vote standard.

Quarterly Dividend Declared
In separate proceedings today, the Zoetis Board of Directors declared a third quarter 2021 dividend payable to holders of the company’s common stock of $0.25 per share. The dividend is to be paid on Wednesday, Sept. 1, 2021, to holders of record on Wednesday, July 21, 2021.
About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After nearly 70 years innovating ways to predict, prevent, detect, and treat animal illness, Zoetis continues to stand by those raising and caring for animals worldwide - from livestock farmers to veterinarians and pet owners. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. In 2020, Zoetis generated revenue of $6.7 billion with ~11,300 employees. For more, visit www.zoetis.com.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future use of cash and dividend payments, and other future events.

These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on the global economy and our business. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

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